                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "AGREEMENT") is dated as of June 4, 2004 (the "COMMENCEMENT DATE"), by and between JKP Bizarre, LLC, a Delaware limited liability company (the "COMPANY"), and Keith Gordon ("EMPLOYEE").

      WHEREAS, this Agreement is entered into in connection with that certain Option, Purchase and Exclusive License Agreement (the "PURCHASE AGREEMENT") dated as of even date herewith by and among the Company, Bizarre XXX, Inc. a New York corporation ("BIZARRE 1"), Bizarre Video Unlimited, Ltd, a New York corporation, ("BIZARRE 2" and together with Bizarre 1, "BIZARRE") and Morton Gordon and Employee who are the sole shareholders of Bizarre. The Purchase Agreement provides for, among other things, the licensing of certain of Bizarre's assets, the granting to the Company of an option to purchase certain of Bizarre's assets, and upon exercise of the option, the sale and purchase of certain of Bizarre's assets on the terms described therein.

      WHEREAS, the Company is in the business of developing, producing, manufacturing, marketing, distributing, licensing, and selling feature films, shorts, still photographs and other media on VHS, DVD, Pay-Per-View, Video-On-Demand, the Internet and in other media formats and all other related enterprises for commercial profit in the entertainment industry (the "BUSINESS").

      WHEREAS, Employee has significant experience in the Business, and prior to the date hereof, Employee served as a manager of Bizarre.

      WHEREAS, it is a condition to the consummation of the Purchase Agreement that the Company and Employee enter into this Agreement.

      WHEREAS, the Company desires to secure the services of Employee, Employee desires to commence employment with the Company, and each desires to enter into an agreement to provide for the terms of such employment as set forth herein.

      NOW, THEREFORE, the parties hereto agree as follows:

            1.    Employment.

                  (a) Employment Period. The Company agrees to employ Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending on the Expiration Date (the "INITIAL EMPLOYMENT PERIOD" and together with the First Renewal Term and Second Renewal Term (both as defined in Section 3 below), the "EMPLOYMENT PERIOD").

                  (b) Duties and Powers. During the Employment Period, Employee shall serve as an Employee of the Company under the supervision of the Company's Chief Executive Officer, Chief Operating Officer, President and Vice President of Production (the "OFFICERS"). Employee shall perform such services of a professional nature as the Officers shall from time to time direct. Such duties shall include Sales, Sales Management, Production

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Management, Operations Management and Warehouse Management, and, in addition,
Employee shall be responsible for the management and supervision of the Company's personnel in each department in which Employee is appointed to serve as manager. Employee agrees to devote all of his business time, skill, attention and service to the diligent, faithful and competent discharge of such duties for the successful operation of the Business. Employee agrees that during the Employment Period he will not engage in any business activity or have any business pursuits or interests which either individually or in the aggregate conflict with the businesses of the Company or interfere with Employee's duties hereunder. During the Employment Period, Employee shall perform services to the Company in Los Angeles, California, provided, however, that, during the Second Renewal Term, the Company and the Employee hereby agree that Employee may spend a significant amount of his time outside of Los Angeles, California, except that such time shall not interfere with Employee's duties to the Company hereunder.

            2.    Compensation and Benefits.

                  (a) Base Salary. Employee's base salary shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding, payroll and other taxes as follows:

                        (i) During the Employment Period and the First Renewal Term, Employee's base salary shall be Seventy-Five Thousand Dollars ($75,000) per annum ("INITIAL BASE SALARY").

                        (ii) During the Second Renewal Term, Employee's base salary shall be One Hundred Thousand Dollars ($100,000) per annum ("SECOND RENEWAL TERM BASE SALARY").

                  (b) Stock Options. In addition to the Initial Base Salary, in consideration of the services to be performed by Employee hereunder, the Company hereby grants Employee, One Hundred Thousand (100,000) options ("OPTIONS") to purchase shares of the common stock of Jill Kelly Productions Holding, Inc. ("JKP") at a per share price equal to the fair market value of one share of JKP's common stock on the business day immediately prior to the Exercise Date. On each of the first, second, third and fourth anniversary of the date of this Agreement (each anniversary, the "EXERCISE DATE"), Twenty-Five Thousand (25,000) Options shall vest and thereafter shall be exercisable by Employee in accordance with the terms of the Company's Stock Option Plan, as then in effect, provided, however, that, if Employee is terminated in accordance with Section 4(ii) below, any Options that have not vested prior to the Termination Date (as defined herein) shall become null and void. As used in this Agreement, "TERMINATION DATE" means the date upon which Employee is terminated for any reason whatsoever.

                  (c) Commission. During the Second Renewal Term, if total Revenue (as defined below) shall exceed Six Million Five Hundred Thousand Dollars ($6,500,000) (the "COMMISSION BENCHMARK"), in addition to the Second Renewal Term Base Salary, the Company shall pay Employee the Earned Commission (as defined herein) thirty days after the end of each Earned Commission Month (as defined herein). As used herein, "EARNED COMMISSION" means an amount equal to ten percent (10%) of total Revenue (as defined herein) in excess of the

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Commission Benchmark. "REVENUE" shall mean revenue actually received by the
Company from DVD, VHS, foreign, cable and Internet sales of the Product Lines (as defined herein) by the Company, less any charge-backs, refunds or other credits, shipping and handling costs and applicable sales taxes, up to a maximum of Eleven Thousand Dollars ($11,000) per Earned Commission Month. As used herein "PRODUCT LINES" means products sold under the brand name "Jill Kelly Productions" and any other brand names under which products sold by either the Company or Bizarre are marketed, packaged and sold as of the date hereof. As used herein, "EARNED COMMISSION MONTH" means each calendar month following the month in which the Commission Benchmark has been reached. Notwithstanding anything to the contrary contained herein, in no event shall the Company be obligated to pay Employee pursuant to Section 2(c) in excess of Eleven Thousand Dollars ($11,000) in any calendar month.

                  (d) Health Insurance. During the Employment Period, the Company shall provide Employee with health insurance under a plan selected by the Board of Managers of the Company (the "BOARD") and generally made available to the Company's employees.

                  (e) Expenses. During the Employment Period, the Company shall reimburse Employee for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the requirements of the Company with respect to reporting and documentation of such expenses.

                  (f) Automobile Allowance. During the Second Renewal Term, the Company shall provide Employee with an automobile allowance in the amount of One Thousand Five Hundred Dollars ($1,500) per month.

            3. Term; Renewal. Subject to earlier termination in accordance with the terms and conditions set forth in Section 4 below, the Initial Employment Period shall end on the six-month anniversary of the Commencement Date (the "EXPIRATION DATE"), subject to (i) automatic renewal for an additional six (6) month period commencing on the Expiration Date unless Employee shall provide the Company with written notice of Employee's desire not to renew at least fifteen (15) days prior to the Expiration Date (the "FIRST RENEWAL TERM"), and (ii) if the Option (as defined in the Purchase Agreement) is exercised and the Closing (as defined in the Purchase Agreement) occurs in connection therewith, an additional one (1) year renewal upon the written notice of Employee delivered to the Company not later than two (2) business days after such Closing (the "SECOND RENEWAL TERM").

            4. Termination. The Employment Period shall (i) automatically terminate immediately upon Employee's death; (ii) may be terminated by the Company for Cause (as defined below); or (iii) may be terminated by the Company by reason of Employee's Disability (as defined below).

      As used herein "CAUSE" means (i) Employee's failure to comply with any covenants under this Agreement or any other agreement with the Company, as determined by the Board, or Employee's neglect of or failure to perform his duties for the Company as determined by the Board; (ii) the conviction of Employee for, or the plea of guilty or nolo contendere by Employee with respect to, a felony or a crime involving moral turpitude; (iii) causing the Company to

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violate local, state or federal laws, rules or regulations; (iv) negligence, recklessness or willful misconduct in the course of employment or conduct of the Business; (v) theft or misappropriation of the funds, assets or business opportunities of the Company; or (vi) Employee's refusal to comply with any policy, directive or decision of the Board in furtherance of Company's Business or refusal to perform the legal duties assigned to Employee by the Board.

      As used herein "DISABILITY" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of Employee to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the conduct of the Business for a period of at least 45 consecutive days or for shorter periods aggregating to at least 90 days (whether or not consecutive) during any twelve-month period, as determined by the Board.

                  (a) Compensation Following Termination. If the Employment Period is terminated by the Company, Employee shall be entitled to receive (i) all previously earned and accrued but unpaid Initial Base Salary or Second Renewal Term Base Salary, as the case may be, up to the Termination Date and reimbursement of any expenses incurred by Employee prior to the Termination Date in accordance with Section 2(e).

                        (i) Following the termination of the Employment Period, Employee agrees that: (A) (1) Employee shall be entitled to the payments and services provided for in this Section 4(a), if any, if and only if Employee has not breached as of the Termination Date the provisions of Section 5 hereof and does not breach Section 5 at any time during the period for which such payments or services are to be made and (2) the Company's obligation to make such payments and services will terminate upon the occurrence of any such breach during any such period; (B) any payments pursuant to this Section 4(a) shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding, payroll and other taxes, and following such payments the Company shall have no further obligation to Employee pursuant to this Section 4(a) except as provided by law;
(C) Employee hereby agrees that except as expressly provided herein, no compensation of any kind, nature or amount shall be payable to Employee, except as expressly provided herein; and (D) all of Employee's rights to any benefits hereunder shall cease upon the termination of the Employment Period. Notwithstanding anything to the contrary in this Section 4(a), no payments shall be due under this Section 4(a) unless and until Employee shall have executed a customary general release and waiver of claims of the Company, in form reasonably satisfactory to the Company, and the execution of such general release and waiver of claims shall be a condition to Employee's rights under this Section 4(a).

            5.  Confidentiality/Non-Disclosure/Non-Competition/Non-Solicitation.
Reference is made to that certain Confidentiality and Non-Disclosure Agreement of even date herewith by and between the Company and Employee attached hereto as Exhibit A and incorporated herein by this reference.

                  (a) Work-Made-for-Hire; Waiver of Droit-Moral. Employee agrees that any concept, idea, manuscript, graphic, storyboard, photograph or other results and proceeds in any form whatsoever created in connection with or relating to the Business (collectively, the

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"WORK") created by Employee or under his supervision, direction or control is and shall be deemed a Work-Made-for-Hire under the United States Copyright Act, 17 U.S.C. sect. 101, et. seq., and that Company owns all rights in and to each Work. Employee hereby waives any droit-moral rights or any similar right in and to all Work. Employee agrees that Employee shall perform all actions reasonably requested by the Board (whether during or after the Employment Period to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  (b) Reasonableness of Covenants. Employee agrees and acknowledges that: (i) the covenants set forth in this Section 5 are reasonably limited in both time and geographical scope and in all other respects, (ii) the covenants set forth in this Section 5 are reasonably necessary for the protection of the Company, and (iii) the Company would not have entered into this Agreement but for the covenants of Employee contained in this Section 5.

                  (c) Judicial Modification. If, at the time of enforcement of this Agreement, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

            6. Representations by Employee. Employee represents and warrants that (a) Employee's execution and delivery of this Agreement and performance of his duties and obligations hereunder will not conflict with, or cause a breach or default under, or give any party a right to damages under, any other agreement to which Employee is a party or by which he is bound, and (b) there are no agreements, orders, decrees, judgments or understandings that would make unlawful Employee's execution or delivery of this Agreement or his employment hereunder.

            7. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

         To the Company:

                  JKP Bizarre, LLC
                  8923 Sunset Boulevard
                  Los Angeles, CA 90069
                  Attention:  Ronald C. Stone
                  Telephone No.: (310) 360-7900
                  Facsimile No.: (310) 360-7933

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                  With a copy to:

                  Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                  260 S. Broad Street
                  Philadelphia, PA  19102
                  Attention:  Barry J. Siegel, Esq.
                  Telephone No.: (215) 569-4293
                  Facsimile No.:  (215) 568-6603

         To Employee:

                  Keith Gordon
                  c/o Jay W. Rosen, P.C.
                  600 Old Country Road
                  Garden City, NY 11530
                  Attention: Jay W. Rosen, Esq.
                  Telephone No.: (516) 227-2266
                  Facsimile No.: (516) 227-3763

         With a Copy to:

                  Jay W. Rosen, P.C.
                  600 Old Country Road
                  Garden City, NY 11530
                  Attention: Jay W. Rosen, Esq.
                  Telephone No.: (516) 227-2266
                  Facsimile No.: (516) 227-3763

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

            8.    Miscellaneous.

                  (a) Survival. The provisions set forth in Sections 5, 8(g) and 8(h) shall survive the expiration or termination of this Agreement.

                  (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior

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understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Employee and the Company, and their respective successors and assigns; provided that the services provided by Employee under this Agreement are of a personal nature and rights and obligations of Employee under this Agreement shall not be assignable.

                  (f) Governing Law; Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. The parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of California in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties further agree that service of process upon the other party mailed by first class mail shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of the parties to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  (g) Remedies Upon Breach. Reference is made to that certain Arbitration Agreement of even date herewith by and between the Company and Employee attached hereto as Exhibit B and incorporated herein by this reference.

                  (h) Right of Set-Off. The Company shall have the right to set-off, against any amount which may be owed by the Company to Employee, any amount owed to Company by Employee for any loan, advance, purchase or other transaction between the Company and Employee.

                  (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Employee.

                      [END OF TEXT; SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.

                                    COMPANY:

                                    JKP Bizarre, LLC,
                                    a Delaware limited liability company

                                    By: JKP Holdings, Inc.,
                                        a Nevada corporation,
                                        its sole member

                                        By: /s/ Ronald C. Stone
                                            ------------------------------------
                                            Name: Ronald C. Stone
                                            Title: Chief Operating Officer

                                    EMPLOYEE:

                                    /s/ Keith Gordon
                                    --------------------------------------------
                                    Keith Gordon

                                    EXHIBIT A
                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement is made and entered into by and between JKP Bizarre, a Delaware limited liability company ("Company") and Keith Gordon ("Employee"), effective as of _________, 2004, with reference to the following facts:

      A. Employee, in the course of his employment on behalf of Company, has access to proprietary information, which is essential for the conduct of Company's business.

      B. Company is primarily engaged in the production and distribution of adult oriented entertainment. Employee understands that, in its business, Company has developed and uses commercially valuable non-technical information in the various existing and projected fields of Company's business and, to guard the legitimate interests of Company, it is necessary for Company to protect certain of the information (1) as confidential and a trade secret and/or (2) as market leads and contacts.

      C. Employee understands that such information is vital to the success of Company's business, and that through Employee's employment by Company, Employee may become acquainted with that information, and may contribute to that information through programming, coding, sales leads and contacts or in some other manner.

      D. Employee understands that all such information, programming, coding, sales leads and other results of Employee's employment by Company are the exclusive property of Company and may be protected by Company as it deems appropriate. Company desires to assure that all proprietary information remains confidential, and is only used by Employee in the discharge of his employment responsibilities.

NOW THEREFORE, the parties hereby agree as follows:

l.    Consideration

      The consideration for this Agreement is the employment of Employee by Company

2.    Employee's Work Product

      In the scope of Employee's services as an employee for Company ("Services"), Employee may produce documentation including trade names, trademarks, designs, records, charts, files, plans, schematics, financial records, descriptions, marketing materials, drawings, business plans and forecasts, and annotation for any products or information ("Employee's Output") which Company may continue to productively utilize subsequent to termination of the employment for any reason whatsoever.

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3.    Ownership

3.1 Employee acknowledges and agrees that Company is the sole and exclusive owner of all rights in and to certain confidential ideas and trade secrets concerning the operations of Company (defined more fully on Schedule "A" and incorporated herein by reference - "Trade Secret Information"), all of Employee's Output, and all products or information derived or to be derived from Employee's Output, regardless of whether such Trade Secret information or Employee's Output is subject to patent, copyright, or other protection.

3.2 In the event that the Trade Secret Information or Employee's Output is or becomes the subject of a patent application, patent, copyright, or other rights under the laws of the United States or any other country, Employee agrees and understands that Company shall have all the rights and remedies available to Company under the law as a result of such patent applications, patents, copyrights, or other rights.

3.3 Both parties understand that this Agreement does not constitute a license to use the Trade Secret information or Employee's Output other than as specified herein.

4.    Confidentiality and Non-Disclosure

4.1 Employee acknowledges that Employee has had and shall have access to and has become and shall become aware of, Trade Secret Information. Employee agrees to hold in confidence all Trade Secret Information disclosed to Employee or developed by Employee in connection with the Services, either in writing, verbally, or as a result of the Services

4.2 Employee shall not, without the written permission of Company, use the Trade Secret Information which Employee is obligated hereunder to maintain in confidence for any reason other than to enable Employee to properly and completely perform the services required by his Services.

4.3 Employee shall not reproduce or make copies of the Trade Secret Information or Employee's Output, except as required in the performance of the Services. Upon termination of the Services for any reason, whatsoever, Employee shall promptly deliver to Company all correspondence, drawings, tapes, DVD's, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals, documents concerning Company's customer/clients, documents, writings, and materials of any kind whatsoever utilized by Employee or produced by Employee during Services, together with any copies or other reproductions thereof made by Employee or in the possession or control of Employee . Employee understands that all such records, whether developed by Employee or others, are and shall remain the property of Company.

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4.4   Except as may be required by the Services, Employee shall not, during or at any time subsequent to the Services, unless Company has given its prior written consent, disclose or use the Trade Secret Information or engage in or refrain from any action, where such action or inaction may result (a) in the unauthorized disclosure of any or all such trade secrets to any person or entity; or (b) in the infringement of any or all such rights.

5.    Non-Competition

5.1 Employee shall not, during the Services and in any event through the second anniversary of the date hereof, directly or indirectly, solicit the trade or patronage of any of the customers/clients or prospective customers/clients of Company, with respect to any of the services, products, trade secrets of Company.

6.    Indemnification

6.1 Employee understands that if Employee fails to perform as specified in this Agreement, Employee may be subject to legal action by Company.

6.2 Employee shall indemnify Company from and against any loss, damage, or injury Company shall suffer as a result of any breach of this Agreement by Employee. Such all encompassing indemnity shall include, but not be limited to, losses, damages, injury, or liability that Company may suffer as a result of Employee's breach, in any way, of this Agreement. Such damages and injuries that may be awarded to Company against Employee shall be deemed to include all actual, general, special, and consequential damages awarded to Company, its agents, employees, or assigns, against any party who benefits, in any way from Employee's breach of this Agreement, as well as those awarded in any litigation or arbitration instituted by or against Company to recover monetary compensation for such loss, damage or injury or to obtain injunctive relief from Employee's failure to perform as specified in this Agreement

7.    General

7.1 Employee understands that this Agreement shall be effective when executed by both Company and Employee and that the terms of this Agreement shall remain in full force and effect both during the continuation of the Services and after termination of the Services for any reason whatsoever.

7.2 This Agreement supersedes any and all prior agreements concerning confidentiality of trade secrets and non-competition between Company and Employee. Any amendment to this Agreement shall be in writing signed by each party hereto.

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7.3   If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

7.4 Each and all of the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.5 Recognizing the unusual nature of the Company's business and trade secrets, Employee acknowledges Company's rights to immediate injunctive relief in case of any breach of this Agreement by Employee, in addition to any other remedy at law.

7.6   The prevailing party shall be entitled to reasonable attorneys' fees.

7.7 This Agreement shall be construed according to the laws of the State of California.

EXECUTED at Los Angeles, California, as of the day and year first above written.

                                    JKP Bizarre, LLC,
                                    a Delaware limited liability company

                                    By  ________________________
                                        Ronald C. Stone
                                        Chief Financial Officer

                                    By  ________________________
                                        Employee

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

                                   SCHEDULE A

      A.1 Trade Secret Information includes information whether or not developed by Employee. Trade Secret Information includes, but is not limited to, the following:

      A.1.1 research and development work; source code; object code; run-time libraries; production schedules; new projects; software-related documentation; contracts and agreements; employee information; construction, layout, and operation to Company's facilities and equipment; all of these items both for customers/clients and for Company's internal operations, and;

      A.1.2 names and identities of former, existing, and prospective customers/clients not well known to the trade; all contacts at all such customers/clients whether or not such customers/clients are well known to the trade; contents of proposals for sales, maintenance, service, license, and other contracts; contents of all such contracts with all former, existing, and prospective customers/clients; sales, profit and loss, profit margin, production costs, overhead, and other bookkeeping and accounting information; all information regarding business development and marketing; business plans; names and identities of vendors and suppliers not well known to the trade; all contacts at all such vendors and suppliers whether or not such vendors and suppliers are well known to the trade; costs and contents of proposals and actual contracts with all such vendors and suppliers.

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                                    EXHIBIT B
                              ARBITRATION AGREEMENT

                                                                    May __, 2004

To:        Keith Gordon

From:      Ronald C. Stone
           JKP Bizarre, LLC

Regarding: Dispute Resolution

      JKP Bizarre, LLC (the "Company") believes that with increased growth and profitability comes greater opportunities for its employees. The Company is working towards these goals by both trying to increase sales and decrease costs. One cost that could have extremely detrimental effects on this company is litigation expense from frivolous lawsuits. In the Company's efforts to control the uncontrollable, we have adopted the dispute resolution methods of first, mediation, and if all else fails, binding arbitration. In this way both parties are protected, but the costs are controlled. We do not expect any of this to apply to you, but we set it forth, as it is our policy. Below, please find the agreement necessary to meet the Company's goals. Execution of this agreement is a condition of employment and is consideration for this agreement.

      In the event of a dispute arising out of your employment with the Company, we mutually agree to try in good faith to resolve the dispute through mediation by selecting a third party to help us reach an agreement. If we are unable to resolve the dispute through mediation, employee and the Company agree to submit to a resolution by arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be binding and final. IN AGREEING TO ARBITRATION, WE BOTH ACKNOWLEDGE THAT IN THE EVENT OF A DISPUTE, EACH OF US IS GIVING UP THE RIGHT TO HAVE THE DISPUTE DECIDED IN A COURT OF LAW BEFORE A JUDGE OR JURY AND INSTEAD WE ARE ACCEPTING THE USE OF ARBITRATION FOR RESOLUTION.

Accepted by: _________________________         Date:  ______________________
                      Employee

Accepted by: _________________________         Date: May __, 2004
                  JKP Bizarre
                  By: Ronald C. Stone
                  Chief Financial Officer